Exhibit 10.2

CONSOL ENERGY, INC. (the “Company”)

NOTICE OF PERFORMANCE BASED CASH (“PBC”) AWARD

Name of Grantee:

Date of Award:

Number of Shares:

The terms and conditions (“Terms and Conditions”) pursuant to which the PBC award was made are set forth in Schedule A (“Schedule A”), attached hereto and made a part hereof. Please familiarize yourself with these terms, which include provisions relating to vesting, termination of employment, the company’s right to recoupment, and which also include restrictive covenants relating to confidential information, non-solicitation, and non-competition.

By accepting this award, you acknowledge and agree to comply with the Terms and Conditions, including without limitation the covenants relating to confidential information, non-solicitation and non-competition. Please sign this Notice of PBC Award and return the signed copy to Sue Modispacher- HR.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice of PBC Award and Terms and Conditions.

GRANTEE:

_______________________________‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐

CONSOL ENERGY, INC.

BY: ____________________________

Jimmy Brock

President and CEO

Terms and Conditions

1.

Terms and Conditions: This grant of performance-based Cash Award is made under the CONSOL Energy Inc. 2020 Omnibus Performance Incentive Plan (the “Plan”) and is subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these terms and conditions (the “Terms and Conditions”) by reference. In the event of a conflict between one or more provisions of these Terms and Conditions and one or more provisions of the Plan, the provisions of the Plan shall govern; provided that the terms of any individual written Agreement entered into by the Company and the Grantee approved by the Committee shall supersede these Terms and Conditions so long as consistent with the Plan. Each capitalized term not defined herein has the meaning assigned to such term in the Plan.

2.

Confirmation of Grant: Effective as of _____________, 20___ (the “Award Date”), CONSOL Energy Inc. (the “Company”) granted the individual whose name is set forth in the notice of grant (the “Grantee”) a performance-based cash award denominated in units, each of which represent a fixed value equal to the closing price of the Company’s common stock on _____________, 20___, as set forth in the Grantee’s notice of grant (the “PBCs”). By accepting the PBCs, the Grantee acknowledges and agrees that the PBCs are subject to these Terms and Conditions and the terms of the Plan.

3.	Automatic Forfeiture: The PBCs will automatically be forfeited and all rights of the Grantee to the PBCs shall terminate under the following circumstances:

a.	Employment of the Grantee is terminated for Cause.

b.

The Grantee breaches any confidentiality, non-solicitation or non-competition covenant set forth on the attached Exhibit B or in any restrictive covenants agreement between the Grantee and the Company or an affiliate.

c.	The Committee requires recoupment of the PBCs in accordance with any recoupment policy adopted or amended by the Company from time to time.

4.

Restrictive Covenants: By accepting the PBCs, the Grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit B. If the Grantee has a written agreement with the Company or an affiliate containing restrictive covenants, the Grantee also agrees to continue to comply with the obligations under such restrictive covenants agreement as a condition of grant of the PBCs.

5.	Transferability: The PBCs shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed.

6.

Vesting: The PBCs shall vest in one-third increments on each of December 31, 20__, December 31, 20__, and December 31, 20__ based on attainment of the performance goals set forth on the attached Exhibit A (the “Performance Goals”) during the period beginning on January 1, 20__ and ending on December 31, 20__ (the “Performance Period”), provided the Grantee continues to be employed by the Company through December 31 of each calendar year during the Performance Period, and provided further that no PBCs shall be paid until the Committee certifies that the Performance Goals have been attained. At the end of each calendar year during the Performance Period, the Performance Goals, based on such factors as the Committee deems appropriate. In the event that the Performance Goals have not been met, the PBCs shall automatically be forfeited and all rights of the Grantee to the PBCs shall terminate. Except as otherwise provided below, if the Grantee terminates employment prior to the end of any calendar year which ends within the Performance Period, the PBCs eligible for vesting shall be cancelled and all rights of the Grantee to the PBC Award shall terminate.

7.	Termination of Employment: If, following the Award Date and prior to the date on which the Committee Certifies the Performance Goals have been attained,

a.

(i) the Grantee’s employment is terminated by reason of death or Disability (as defined below), or (ii) the Grantee’s employment is involuntarily terminated without Cause, the Grantee shall earn a pro rata portion of the PBCs based on the achievement of the Performance Goals as certified by the Committee following the end of the Performance Period. The pro rata portion of the PBCs that vest shall be determined by multiplying the number of PBCs earned based on attainment of the Performance Goals, by a fraction, the numerator of which is the number of completed full months from the Award Date to the date of the Grantee’s termination of employment and the denominator of which is 36. The vested PBCs shall be paid as described in Section 8 below. For purposes of these Terms and Conditions, “Disability means permanently and totally disable under the terms of the Company’s qualified retirement plans.

b.

the Grantee terminates employment on or after attaining age sixty (60) with twenty (20) or more years of service with the Company or an affiliate, also including any years of service with CNX Resources Corporation (our former parent or its affiliates), then the PBCs shall vest in full based on the achievement of the Performance Goals as certified by the Committee following the end of the Performance Period. The vested PBCs shall be paid as described in Section 8 below.

8.

Settlement: The PBCs shall be paid in cash earned based on the achievement of Performance Goals during the Performance Period. The PBCs shall be paid as soon as practicable after the date that the Committee certifies the Performance Goals have been achieved, but in no event later than 60 days after such date. Notwithstanding the foregoing, to the extent that the PBCs are subject to Section 409A of the Internal Revenue Code, all such payments shall be made in compliance with the requirements of Section 409A of the Internal Revenue Code.

9.

Change in Control: In the event of a Grantee’s involuntary termination of employment (including a “good reason termination as defined in Section 409A of the Code) following a Change in Control as defined in Section 17 of the Plan, within two years of the Change in Control and absent any provision in any agreement between the Grantee and the Company to the contrary, the PBCs shall vest in full, and be free of any restrictions, and be deemed earned, on the effective date of the Grantee’s termination date; provided, however, that the amount deemed earned shall be determined by multiplying the number of PBCs in an amount equal to the product obtained by multiplying (i) the full value of the PBCs with all applicable Performance Goals achieved at the greater of (A) the applicable target level and (B) the level of achievement of the Performance Goals for the PBCs as determined by the Committee no later than the Change in Control, taking into account performance through the date of the Change in Control to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period) and (ii) the applicable pro-ration factor. For purposes of this Section 9, applicable pro-ration factor shall mean the quotient obtained by dividing the number of days that have elapsed during the applicable Performance Period through and including the date of the Change in Control by the total number of days covered by the full Performance Period.

10.

Tax Withholding: The Grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the PBCs. The tax withholding obligation shall be satisfied by withholding an amount from the Grantee’s cash payment due upon the vesting of the PBC Award. The Company may withhold from the Grantee’s cash payment an amount necessary to satisfy applicable withholding tax rate for federal (including FICA) state, local and foreign tax liabilities.

11.

No Right to Continued Employment. The Grantee understands and agrees that these Terms and Conditions do not impact the right of the Company or any of its affiliates employing the Grantee to terminate or change the terms of the Grantee’s employment at any time for any reason, with or without cause. The Grantee understands and agrees that the Grantee’s employment with the Company or any of its affiliates is on an “at-will” basis.

12.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of these Terms and Conditions.

13.

Severability.  In the event that any provision in these Terms and Conditions shall be held invalid or unenforceable for any reason, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of these Terms and Conditions.

Exhibit A

[performance goals to be inserted]

Exhibit B

Restrictive Covenants

By accepting the PBCs, the Grantee agrees to comply with the following terms which shall operate independently of, and in addition to, any other restrictive covenant agreement to which the Grantee may be a party with the Company:

Confidential Information

(a)    For purposes of these Terms and Conditions, the term “Confidential Information” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. Confidential Information includes, but is not limited to, information that qualifies as a trade secret under applicable law. The Grantee acknowledges that the Grantee’s relationship with the Company is one of confidence and trust such that the Grantee has in the past been, and may in the future be, privy to Confidential Information of the Company or its affiliates.

(b)    The Grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.

Non-Solicitation

(a)         The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates, and during the twelve (12) month period following the Grantee’s termination of employment for any reason (the “Restricted Period”), the Grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the Grantee or any other person or business entity for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, unless in each case, more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.

(b)         The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee shall not, either directly or indirectly:

(i)    solicit or do business with, or attempt to solicit or do business with, any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within twelve 12 months prior to the Grantee’s date of termination for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the Grantee’s employment with the Company or its affiliates, or

(ii)    Encourage any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.

Non-Competition

(a)         The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the twenty-four (24) month period for executives or six (6) month period for non-executives] following the Grantee’s termination of employment for any reason (the “Restricted Period” for purposes of non-Competition), the Grantee will not, without the Company’s express written consent, in any geographic area in which the Grantee had responsibility within the last two years prior to the Grantee’s termination of employment where the Company or its affiliates do business, directly or indirectly in the same or similar capacity to the services the Grantee performed for the Company;

(i)         own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the Grantee was materially involved during the two years prior to the Grantee’s termination; or

(ii)         provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the Grantee was materially involved during the two years prior to the Grantee’s termination.

(b)         Notwithstanding the foregoing, the Grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.

Other Acknowledgements and Agreements

(a)         The Grantee acknowledges and agrees that in the event the Grantee breaches any of the covenants or agreements contained in this Exhibit B:

(i)         The restrictive covenants contained in this Exhibit B shall operate independently of, and in addition to, any other agreement to which the Grantee and the Company may be a party,

(ii)         The Grantee shall forfeit the PBCs (including PBCs that have vested but not yet been paid), and the outstanding PBC Award shall immediately terminate, and

(iii)         The Company may in its discretion require the Grantee to return to the Company any cash received upon vesting or payment of the PBC. The Committee shall exercise the right of recoupment provided in this section (b) within one year after the Company’s discovery of the Grantee’s breach of the covenants or agreements contained in this Exhibit B. In addition, in the event of a breach or threatened breach of the restrictions in this Exhibit B, the Company shall be entitled to specific performance, preliminary and permanent injunctive relief, in addition to any other remedies available to it, to prevent such breach or threatened breach.

(b)         If any portion of the covenants or agreements contained in this Exhibit B, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit B is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit B shall survive the termination of the PBCs.